SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                              LEGATO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                          94-3077394
 (State or other jurisdiction of                             (IRS Employer
  incorporation or organization)                          Identification No.)

                                      7372
                          (Primary Standard Industrial
                          Classification Code Number)

                                3210 Porter Drive
                           Palo Alto, California 94304
               (Address of principal executive offices) (Zip Code)

                              LEGATO SYSTEMS, INC.
                    Qualix Group, Inc. 1997 Stock Option Plan
                    Qualix Group, Inc. 1995 Stock Option Plan
                       Qualix Group, Inc. 1991 Stock Plan
                            (Full title of the Plans)
                                  Louis C. Cole
                      President and Chief Executive Officer
                              LEGATO SYSTEMS, INC.
                                3210 Porter Drive
                           Palo Alto, California 94304
                     (Name and address of agent for service)

                                 (650) 812-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                             Proposed Maximum    Proposed Maximum
                                             Amount to be     Offering Price        Aggregate          Amount of
  Title of Securities to be Registered      Registered(1)      per Share(2)     Offering Price(2)    Registration
                                                                                                          Fee
------------------------------------------ ------------------------------------ ------------------- ----------------


Options to Purchase Common Stock             157,600 shares        N/A                 N/A                N/A

Common Stock, $0.0001 par value              157,600 shares       $19.19            $3,024,344          $840.77
===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Option Plan, 1995 Stock Option Plan and 1991 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Legato Systems, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

PART II
               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     Legato Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

     (b) The Registrant's Registration Statement No. 0-26130 on Form 8-A filed with the SEC on May 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

    Exhibit Number      Exhibit

             4          Instrument  Defining  Rights of  Stockholders.
                        Reference is made to Registrant's Registration Statement No. 0-26130 on Form 8-A, which is incorporated herein by reference pursuant to
                        Item 3(c) of this Registration Statement.
             5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P.
           23.1         Consent of PricewaterhouseCoopers L.L.P., Independent
                        Accountants.
           23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P. is contained in Exhibit 5.
            24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Qualix Group, Inc. 1997 Stock Option Plan, 1995 Stock Option Plan and 1991 Stock Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on this twenty third day of April, 1999.


                                   LEGATO SYSTEMS, INC.


                                   By:  /s/ Louis C. Cole
                                        Louis C. Cole
                                        President, Chief Executive Officer and
                                        Chairman of the Board



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Legato Systems, Inc., a Delaware corporation, do hereby constitute and appoint Louis C. Cole and Stephen
C. Wise, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                              Date


   /s/ Louis C. Cole                       President, Chief Executive Officer                April 23 1999
   -----------------------------------
             Louis C. Cole                 and Chairman of the Board
                          (Principal Executive Officer)


   /s/ Stephen C. Wise                     Chief Financial Officer, Vice President of        April 23, 1999
   -----------------------------------     Finance and Administration and
            Stephen C. Wise                Assistant Secretary (Principal Financial
                                           and Accounting Officer)




   /s/ Eric Benhamou                       Director                                          April 23, 1999
   -----------------------------------
             Eric Benhamou





   /s/ H. Raymond Bingham                  Director                                          April 23, 1999
   -----------------------------------
          H. Raymond Bingham




   /s/ Kevin A. Fong                       Director                                          April 23, 1999
   -----------------------------------
             Kevin A. Fong




   /s/ David N. Strohm                     Director                                          April 23, 1999
   -----------------------------------
            David N. Strohm




   /s/ Phillip E. White                    Director                                          April 23, 1999
   -----------------------------------
           Phillip E. White

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                              LEGATO SYSTEMS, INC.

                                  EXHIBIT INDEX



Exhibit Number    Exhibit

    4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No.0-26130 on Form 8-A, which is incorporated herein by reference pursuant to Item3(c) of this Registration Statement.
    5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P.
   23.1           Consent of PricewaterhouseCoopers L.L.P., Independent
                  Accountants
   23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P. is contained in Exhibit 5.
    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

                             Opinion and Consent of
         Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP



                                 April 20, 1999



Legato Systems, Inc.
3210 Porter Drive
Palo Alto, CA  94304

         Re: Legato Systems, Inc. ("Company") Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 157,600 shares of Common Stock available for issuance upon the Company's assumption of the options granted under the Qualix Group, Inc. 1997 Stock Option Plan, Qualix Group, Inc. 1995 Stock Option Plan and Qualix Group, Inc. 1991 Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Qualix Group, Inc. 1997 Stock Option Plan, Qualix Group, Inc. 1995 Stock Option Plan and Qualix Group, Inc. 1991 Stock Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                /s/  Gunderson Dettmer Stough Villeneuve
                                Franklin & Hachigian, L.L.P.


                                Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P.

                                  EXHIBIT 23.1


        Consent of PricewaterhouseCoopers L.L.P., Independent Accountants




We consent to the incorporation by reference in the Registration Statement on Form S-8 of Legato Systems, Inc., (the "Company") for the registration of 157,600 shares, of our reports dated January 18, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996 which reports are included in the Company's Annual Report on form 10-K/A filed with the Securities and Exchange Commission.






/s/ PricewaterhouseCoopers  L.L.P.

San Jose, California
April 23, 1999